UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2005

INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580 (Commission File Number)	54-1956515 (IRS Employer Identification No.)

14901 Bogle Drive
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement

          Intersections has entered into an employment agreement, dated as of January 13, 2005, with George “Chip” Tsantes to serve as Chief Technology Officer. The agreement provides for a base salary of $265,000, subject to annual discretionary increases. Mr. Tsantes is eligible to receive an annual bonus based upon the meeting of goals to be set by the compensation committee, an annual car allowance equal to 4% of his base salary and supplemental medical coverage not to exceed 5% of his base salary. The agreement also provides for an initial grant of stock options for 125,000 shares of common stock at fair market value.

           The agreement provides for at-will employment and may be terminated by us or Mr. Tsantes for any reason upon 60 days’ notice or for cause. In addition, the agreement provides that in the event of termination by us without cause or by Mr. Tsantes for good reason, Mr. Tsantes will be entitled to receive (a) any earned and unpaid base salary, (b) any bonus due at the time of termination, (c) a one-time cash payment equal to the cash compensation (including base salary and bonus) received by him during the prior 18-month period (or 30-month period if termination occurs within 12 months after a change in control, as defined in the 2004 stock option plan) under this or any prior agreement in exchange for a general release; and (d) medical benefit continuation for up to 18 months for him and his dependents.

           For purposes of the agreement, good reason means, after notice and a 30-day cure period:

•	a reduction in the base salary and/ or in the aggregate benefits provided under the agreement;

•	the relocation of his office to any location outside of a 30-mile radius from the current location;

•	our material breach of the employment agreement; or

•	our failure to obtain an agreement from any successor to guarantee or assume our performance under the employment agreement;

except that in the event of a change in control as defined in the 2004 stock option plan, we shall cease to have a 30-day cure period.

           The employment agreement also provides that Mr. Tsantes shall not divulge confidential information, shall assign intellectual property rights to us and shall not compete with us or solicit our customers or employees for a period of 18 months after termination of his employment

           Mr. Tsantes was formerly a partner of Accenture Ltd. and continues to own less than 1% of Accenture's outstanding shares. We have an agreement with Accenture pursuant to which Accenture will provide us with technology and process consulting services over the next 12-18 months. We believe that our agreement with Accenture was negotiated on an arm's length basis and the terms and prices are as favorable as those we could have obtained from unrelated third parties.

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)      Appointment of Principal Officers

On January 13, 2005, Intersections announced that Kenneth D. Schwarz, currently Intersections' Chief Financial Officer, has also been named President. Mr. Schwarz will remain Chief Financial Officer until a successor is named.

Further details regarding the management additions can be found in a copy of the press release which is furnished with this report as Exhibit 99.1 and further information regarding Mr. Schwarz can be found in the Company’s prospectus filed pursuant to Rule 424(b) under the Securities Act, which was part of the Company's Registration Statement on Form S-1 (File No. 333-111194).

Item 9.01      Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. 99.1	Description Press release dated January 13, 2005

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 18, 2005

INTERSECTIONS INC. By: /s/ Kenneth D. Schwarz Kenneth D. Schwarz President and Chief Financial Officer